Exhibit 10.2

AMENDMENT NO. 3 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is effective as of October 1, 2024 (“Effective Date”) by and between HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation (“Corporation”), and Robert E. Hull (“Officer”).

RECITALS

WHEREAS, the Corporation has heretofore employed the Officer as its Executive Vice President - Investments under the terms of an Amended and Restated Employment Agreement dated January 1, 2017, as amended by Amendment No. 1 effective January 1, 2020 and Amendment No. 2 effective January 1, 2022 (as amended, the “Employment Agreement”); and

WHEREAS, the parties desire to modify the Employment Agreement with this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby affirmed, the parties hereto agree to amend the Employment Agreement as of the Effective Date:

1. Section 1 shall be deleted in its entirety and the following substituted in its place:

1. Duties. During the term of this Agreement, Officer agrees to be employed by and to serve Corporation as its Executive Vice President and Chief Operating Officer and Corporation agrees to employ and retain Officer in such capacity. Officer shall have such duties and responsibilities as may be prescribed by the Corporation’s Chief Executive Officer and/or the Board of Directors. Officer shall devote such of his business time, energy, and skill to the affairs of Corporation as shall be necessary to perform his duties under this Agreement. Officer shall report to Corporation’s Chief Executive Officer and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as Executive Vice President and Chief Operating Officer. Officer’s principal place of business with respect to his services to Corporation shall be within 35 miles of Nashville, Tennessee.

2. Section 2.9 is deleted in its entirety and the following substituted in its place:

2.9 Notice of Termination. Corporation may effect a termination of this Agreement pursuant to the provisions of this Section 2 upon giving 10 days written notice to Officer of such termination. Officer may effect a termination of this Agreement pursuant to the provisions of this Section 2 upon giving 10 days written notice to Corporation of such termination.

3. Section 4.1(b) in the third line of such section is amended to read as follows: “(b) the greater of two times: (i) the average annual Bonus Compensation, if any, earned by Officer with respect to the two full calendar years immediately preceding the date of termination and (ii) Officer’s target annual Bonus Compensation at the date of termination, currently $900,000,”.

Exhibit 10.2
4. The third sentence of Section 4.2 of the Employment Agreement is amended to read as follows: “In addition to the severance payment payable under this Section 4.2, Officer shall be paid an amount equal to the greater of two times: (i) the average annual Bonus Compensation, if any earned by Officer with respect to the two full calendar years immediately preceding the date of termination and (ii) Officer’s threshold annual Bonus Compensation at the date of termination, currently $483,570.”

5. This Amendment represents the entire understanding among the parties with respect to the subject matter hereof, and, as of the Effective Date, this Amendment supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof. All modifications to the Employment Agreement, as amended hereby, must be in writing and signed by the party against whom enforcement of such modification is sought. Except as expressly amended by this Amendment, the Employment Agreement remains unaltered and in full force and effect. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

[Execution Page Follows]

Exhibit 10.2
EXECUTION PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the ____ day of October, 2024 to be effective as of the Effective Date.

CORPORATION:

HEALTHCARE REALTY TRUST INCORPORATED

By: /s/ Todd J. Meredith
Name: Todd J. Meredith
Title: President and Chief Executive Officer

OFFICER:

/s/ Robert E. Hull
Robert E. Hull